SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2020

BRAVO MULTINATIONAL INCORPORATED

 (Exact name of registrant as specified in its charter)

Delaware	000-53505	26-1266967
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2020 General Booth Blvd, Unit 230

Virginia Beach, VA 23454

Tel: 757-306-6090

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).[   ]  Yes [X]  No

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On February 4, 2020, Bravo Multinational, Inc. (the "Company" or the "Registrant") the Registrant issued 2,500,000 shares of its Preferred Series 'A' shares pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The Series 'A' Preferred shares have voting rights equal to 100 shares of common stock and they are each convertible into 100 shares of common stock of the Company at the option of the holder. The issuance was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares, and the manner of the issuances.  1,500,000 Series 'A' shares were issued to Mr. Merle Ferguson in exchange for services under the terms of his employment contract, 500,000 Series 'A' shares were issued to Mr. Richard Kaiser under the terms of his employment contract, and 500,000 Series 'A' shares were issued to Ms. Susan Donohue in exchange for services under her consulting agreement.

The Company has 9,135,161 shares of common stock outstanding. After taking into account the issuance of the Series 'A' Preferred shares, the voting rights available to the holders of outstanding shares is 259,135,161, taking into account the 100 voting rights per share allocable to the Series 'A' Preferred shares.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

As discussed more specifically in Item 3.02 above, the Registrant issued 2.5 Million of its Preferred Series 'A' shares on February 4, 2020.  The issuance of these shares has resulted effectively in a change in control of the Company.

As a result of the issuance of the shares, the Company has shares outstanding which are entitled to 259,135,161 votes as discussed above.

Mr. Ferguson and Mr. Kaiser now effectively control in excess of 50% of the outstanding voting shares, and they are both officers and directors of the Company. They have held these positions since November 19, 2018.  Mr. Ferguson now effectively controls 57.88%, Mr. Kaiser controls 19.72% and together they control 77.59% of the voting shares outstanding. Prior to the issues of the Preferred Series 'A' shares the controlling shareholders were three individuals, Mr. Paul Parliament, Mr. Douglas Brooks and Mr. Julios Kosta.

There are no arrangements or understanding among members of the former control group and the new control group with respect to the election of directors or other matters, and there are no arrangements known to the Company that would result in a change in control of the Company.

Biographies

Mr. Ferguson became Chairman of the Board, CEO and President of the Company on November 19, 2018.  Prior to that, he had no relationship with the Company. Mr. Ferguson attended Yakima Valley College from 1964-1966 with a major in forestry and a minor in Business Management. In April of 1966, he enlisted in the United States Marine Corps, serving two tours in Vietnam, and was honorably discharged in 1970. From 2010 to 2018, Mr. Ferguson served as Chairman, Secretary, Treasurer and majority shareholder of Predictive Technology Group, Inc., a company located in Salt Lake City, Utah, which is a biotech company involved in the manufacturing and marketing of products involving stem cells and genetic therapeutics.  The stock of Predictive Technology Group is traded on the OTC Markets Pink, current information market. From January, 2009 to the present, Mr. Ferguson has served as Chairman, President, CEO, and majority owner of Element Global, Inc., located in Virginia Beach, Virginia.  Element Global provides mining, media and energy services.  The stock of Element Global is trades on the OTC Markets Pink, no information market.  From January, 2002 to 2014, Mr. Ferguson served as an Officer and Director of Gold Rock. Since 2014, he has also served as President, Chairman and CEO of Gold Rock, located in Virginia Beach, Virginia, which manufactures homes using rare earth substances and recycled tires.  Gold Rock Holdings, Inc. is a stock is traded on the over the counter market. The Board reviewed Mr. Ferguson’s background and it considers him as qualified to fill this position, due to his extensive business experience and work with public companies.

Richard Kaiser is the Company's Director and CFO as of February 2017, corporate secretary and corporate governance officer as of March 2015. He has served as an officer and Co-Owner of Yes International since July, 1991. Yes International is a full-service EDGAR conversion filing agent, investor relations and venture capital firm located in Virginia Beach, Virginia. In 1990, Mr. Kaiser received a Bachelor of Arts degree in International Economics from Oakland University (formerly known as Michigan State University-Honors College.)   From July 1, 2013 to the present, Mr. Kaiser also serves as a director, secretary and interim CFO of BioForce NanoSciences Holdings, a public company formed under the laws of Nevada with its headquarters located in Virginia Beach, Va.  BioForce NanoSciences Holdings is in the business private labeling vitamins and nutritional supplements. The Board reviewed Mr. Kaiser’s background and considered him qualified for his position due to his educational background and his experience with SEC filings and public companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAVO MULTINATIONAL INCORPORATED

Date: February 5, 2020

By:/s/ Richard Kaiser

Name:  Richard Kaiser

Title:   CFO/ Director